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                                                                    EXHIBIT 23.1




                                          Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Equity Compensation Plan of Maritrans Inc. and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of Maritrans Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young, LLP
                                                        ------------------------
                                                        Ernst & Young, LLP

Philadelphia, PA
August 15, 1997